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                                                                   EXHIBIT 10.48



                                 PROMISSORY NOTE
                                   (LEWISBURG)


$362,225.00                                              Boston, Massachusetts
                                                         As of December 31, 1997


         FOR VALUE RECEIVED, BLACK BOX HOLDING COMPANY, a Delaware corporation, having an address at 65 Allerton Street, Boston, Massachusetts 02119 (the "Maker") promises to pay to the order of MEDITRUST ACQUISITION CORPORATION II, a Delaware corporation ("Lender") (the Lender together with each successor, owner, endorsee, bearer and holder of this Note being hereinafter referred to as the "Holder") at its principal place of business located at 197 First Avenue, Needham Heights, Massachusetts, 02194, or at such other place as the Holder of this Note may from time to time designate in writing, in lawful money of the United States of America, in immediately available Federal funds or the equivalent the principal sum of THREE HUNDRED SIXTY TWO THOUSAND TWO HUNDRED TWENTY-FIVE DOLLARS ($362,225.00) or so much thereof as shall have been advanced from time to time hereunder (the "Loan Proceeds"), with interest on so much thereof as shall from time to time be outstanding at the applicable interest rate set forth below.

         This Note makes reference to that certain Facility Lease Agreement of even date herewith by and among the Holder, as Lessor, and Black Box of Lewisburg, Inc., a Delaware corporation (the "Lessee") and wholly-owned subsidiary of the Maker, as Lessee (the "Facility Lease"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Facility Lease.

         1. ADVANCES. The Loan Proceeds are to be used solely for application towards the payment of (a) any obligation incurred by or on behalf of the Lessee in connection with the operation of the Leased Property, (b) Rent then due and payable under the Facility Lease and/or (c) any other amounts due to the Holder pursuant to the Lease Documents, all as set forth herein.

         The Loan Proceeds may be advanced by the Holder (i) to the Holder, at any time, whether or not a Lease Default, or a state of facts which, with the giving of notice and/or the passage of time, would constitute a Lease Default, shall exist, to be applied by the Holder toward the payment of (x) Rent then due and payable under the Facility Lease and (y) any obligation incurred by or on behalf of the Lessee in connection with the operation of the Leased Property,
(ii) to the Current Manager, upon the request of the Current Manager (made not more than once in any calendar month), made on behalf of the Lessee and the Maker, to be


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applied toward the payment of any obligation incurred by or on behalf of the
Lessee in connection with the operation of the Leased Property; provided, however, that the Holder may withhold its approval of any such request in its reasonable discretion, (iii) to the Holder, to be used by the Holder for any of the purposes for which the Cash Collateral may be drawn upon pursuant to the Deposit Pledge Agreement and (iv) to the Holder, to be used by the Holder for any of the purposes for which the Holder may make advances pursuant to Sections 6.1, 6.4.06, 8 and/or 11 of the Leasehold Improvement Agreement. Notwithstanding anything to the contrary set forth herein, the Holder may refuse to advance any Loan Proceeds if a Lease Default or a state of facts which, with the giving of notice and/or the passage of time, would constitute a Lease Default, exists. In addition, as set forth above, the Holder may, from time to time, make any advance of Loan Proceeds hereunder to itself to be utilized for the purposes set forth in clauses (i), (iii) and/or (iv) above and the Holder shall notify the Maker in writing of each such advance made hereunder. Requests for advances of the Loan Proceeds to be made pursuant to clause (ii) above shall be accompanied by the items set forth in Subsections E, F and N of Section 7.3 of the Leasehold Improvement Agreement.

         It is the intent of the Maker and the Holder that all advances of Loan Proceeds made pursuant to clause (ii) above shall be made for the account of the Maker and must be used by the Maker as an equity contribution to the Lessee so that such Loan Proceeds are utilized by the Lessee (or the Current Manager, as agent for the Lessee) for the specific purposes described in clause (ii) above (i.e., to be applied toward the payment of any obligation incurred by or on behalf of the Lessee in connection with the operation of the Leased Property). The Maker hereby authorizes the Holder to make all advances of Loan Proceeds to be made pursuant to clause (ii) above directly to the Current Manager, as the agent of the Lessee, and hereby acknowledges that all such advances shall be deemed to have been advanced to the Maker and then contributed by the Maker to the Lessee as equity.

         It is also the intent of the Maker and the Holder that all advances of Loan Proceeds made pursuant to clause (i), (iii) and (iv) above shall be made for the account of the Maker and shall be used by the Holder for the specific purposes described in clauses (i), (iii) and (iv) above (i.e., to be applied toward the payment of obligations of the Lessee under the Lease Documents, obligations incurred by or on behalf of the Lessee in connection with the operation of the Leased Property and/or advances which may be made by the Holder under the Lease Documents); each of which such advances inures to the benefit of the Lessee and thus to the benefit of the Maker. The Maker hereby authorizes the Holder to make all advances of Loan Proceeds to be made pursuant to clause (i),
(iii) and (iv) above directly to the Holder and hereby acknowledges that all such advances shall be deemed to have been advanced to the Maker and then contributed by the Maker to the Lessee as equity.

         In light of the benefits to be obtained by the Lessee from the advances of Loan Proceeds, which shall be used for the direct benefit of the Lessee and shall be deemed to be equity contributions in the Lessee from the Maker, the Lessee has agreed to execute and deliver to the Holder a guaranty of even date herewith guarantying the obligations of the

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Maker hereunder.

         2. TERMS OF PAYMENT. The Maker covenants and agrees to make the following payments to the Holder:

         a. commencing on March 1, 1998 and on the first day of each calendar month thereafter through and including the first day of the calendar month in which the Maturity Date (as hereinafter defined) occurs, the Maker shall pay to the Holder interest, in arrears, with interest accruing on the outstanding principal balance at the Interest Rate (as hereinafter defined); and

         b. on the Maturity Date, the Maker shall pay to the Holder the entire principal balance then remaining unpaid, together with accrued and unpaid interest and all costs, charges and other amounts due under this Note.

         As used herein, the term "Maturity Date" shall mean the earlier to occur of (x) the date of the consummation of the Stock Transfer in accordance with Section 19.4 of the Facility Lease or (y) January 30, 2001. The period from the date hereof through the Maturity Date shall be referred to herein as the "Loan Term."

         The Maker acknowledges that, pursuant to Section 19.4 of the Facility Lease, the Lessee has the option to request that the Lessor advance to the Lessee such funds as may be required to satisfy all of the obligations of the Maker due hereunder on the Maturity Date.

         All payments hereunder received by the Holder shall be applied by the Holder, without any marshalling of assets, towards payment of the items immediately set forth below in the following order:

         (i) interest due on any advances made by the Holder under the provisions of any of the other Lease Documents;

         (ii) the principal amount of any advances made by Holder under the provisions of any of the other Lease Documents;

         (iii) all Late Payment Charges (as hereinafter defined), attorneys' fees and expenses, court costs and all other amounts due under this Note, excluding the amounts described in subparagraphs (iv), (v) and
         (vi) immediately below;

         (iv) the Prepayment Fee (as hereinafter defined), if any;

         (v)  any and all accrued and unpaid interest due hereunder; and

         (vi) the outstanding principal balance due under this Note (and in the case of any prepayment allowed hereunder, in inverse order of maturity);

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provided, however, that the foregoing shall not be construed as permitting any prepayment of the outstanding principal balance (whether in whole or in part).

         3. INTEREST RATE. For the period from the date hereof through and including the day immediately preceding the Conversion Date, the "Interest Rate" shall be defined as the variable rate per annum equal to one hundred ninety
(190) basis points over the Prime Rate. The Interest Rate shall be recalculated on the Conversion Date, and from the Conversion Date through the day immediately preceding the commencement of the second Lease Year, the "Interest Rate" shall be defined as the rate per annum which is 340 basis points over the Index, using the Index in effect on the Conversion Date. If the Index is no longer published or announced or becomes unascertainable for any reason, the Holder shall designate a comparable reference rate which shall be deemed to be the Index hereunder. Interest hereunder shall be calculated on the basis of a 360-day year, but charged for the actual days elapsed during each calendar year (or portion thereof) that the indebtedness evidenced by this Note remains outstanding.

         In addition, on the first day of the second Lease Year and on the first day of each Lease Year (or portion thereof) thereafter during the Loan Term (each such date is hereinafter referred to as an "Interest Rate Adjustment Date"), the Interest Rate shall be increased by multiplying (i) the Interest Rate in effect as of the day immediately preceding the applicable Interest Rate Adjustment Date by (ii) two percent (2%).

         4. PREPAYMENT. If this Note is prepaid in whole or in part (or shall become due and payable) at any time prior to the Maturity Date, a prepayment fee (referred to herein as the "Prepayment Fee") shall be paid to the Holder, whether such prepayment is voluntary or involuntary, including, without limitation, any prepayment which results from any declaration by the Holder, as a result of any Lease Default, that the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon is due and payable. The "Prepayment Fee" shall be equal to (and defined herein as) the greater of: (a) the then present value discounted at the Current Rate (as hereinafter defined) of the difference between (i) the product of the Interest Rate then in effect, multiplied by the then outstanding principal balance, multiplied by the remaining number of years (or fraction thereof) of the Loan Term and (ii) the product of the annual rate of interest (as of the date of prepayment) of actively traded marketable United States treasury securities bearing a fixed rate of interest adjusted for a constant maturity equal to the remaining number of years (rounded to the nearest whole year) of the Loan Term (the "Current Rate"), multiplied by the then-outstanding principal balance, multiplied by the remaining number of years (or fraction thereof) of the Term; or (b) one percent (1%) of the then outstanding principal balance multiplied by the remaining number of years (or fraction thereof) of the Loan Term. The Prepayment Fee shall be paid without prejudice to the rights of the Holder to collect any amounts due to the Holder hereunder or under any of the other Lease Documents. The Maker shall not be entitled to make (x) any voluntary prepayment of the indebtedness evidenced by this Note or (y) any partial prepayments of principal, at any


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time, during the Loan Term, without the prior written consent of the Holder, in each instance, which consent may be withheld in the Holder's sole discretion.

       5. [INTENTIONALLY DELETED].

       6. ACCELERATION OF MATURITY. Any one or more of the following events shall be defined as an "Event of Default":

                (i) the failure to pay any installment of interest or of any other sum due under this Note or any of the other Lease Documents within ten
(10) days following the date when such payment was due;

               (ii) the occurrence of a default or breach of condition continuing beyond the expiration of any applicable notice and grace periods, if any, under any of the Lease Documents; and

              (iii) the failure to pay, on the Maturity Date, the entire principal balance then remaining unpaid, together with accrued and unpaid interest and all costs, charges and other amounts due under this Note.

         Upon the occurrence of an Event of Default, at the option of the Holder, which may be exercised at any time after an Event of Default shall have occurred, the entire outstanding principal balance, together with all interest, costs, charges and other amounts outstanding under this Note, shall immediately become due and payable and, upon such acceleration, all amounts due hereunder shall bear interest at the Overdue Rate. Notwithstanding the foregoing, upon the occurrence of an Event of Default described in clause (iii) above, the entire principal balance then remaining unpaid, together with accrued and unpaid interest and all costs, charges and other amounts outstanding under this Note which were due and payable as of the Maturity Date, shall continue to be due and payable, without further action by the Holder, and all such amounts shall bear interest from and after the Maturity Date at the Overdue Rate.

         Any and all deposits or other sums at any time or times credited by or due from the Holder to, and all securities or other property in the possession of the Holder for safekeeping or otherwise and belonging to, the Maker or any endorser, surety or guarantor of this Note or the obligations represented hereby are and shall be subject to a security interest in favor of the Holder to secure payment of this Note. Upon the occurrence of any Event of Default and at any time or times thereafter, without any demand or notice, except to such extent as notice may be required by applicable law, the Holder may sell or dispose of any or all of such securities or other property and may exercise any and all of the rights accorded the Holder by the Massachusetts Uniform Commercial Code or other applicable state's Uniform Commercial Code. The Holder at any time and from time to time may apply or set off such deposits or other sums against the liability of the Maker or any such endorser, surety or guarantor whether

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or not such liability is then due. The provisions of this Paragraph 6 are cumulative and are not exclusive of any other rights that the Holder has with respect to such deposits, sums, securities or other property under other agreements or applicable principles of law. The Holder shall have no duty to take steps to preserve rights against prior parties as to such securities or other property.

       7. LATE CHARGES; INTEREST FOLLOWING CERTAIN EVENTS. In the event of any delinquency in the payment of any installment of interest or in the payment of any other monetary obligation under this Note continuing for ten (10) days (hereinafter referred to as a "Late Payment"), the Maker shall pay the Holder a late payment charge of Two Hundred Fifty Dollars ($250) (referred to herein as a "Late Payment Charge") for the month during which such delinquency occurs and for each month (or portion of the month) thereafter that the Late Payment remains unpaid, for the purpose of defraying the expenses incurred by the Holder in handling and processing such Late Payments. In addition to any Late Payment Charges which may become due hereunder, the Maker shall pay interest on any Late Payment, calculated at the Overdue Rate, from the date upon which the Late Payment was originally due until the date that the Holder actually receives such Late Payment. It is understood that nothing contained in this Paragraph 7 shall be deemed to relieve the Maker of its obligations to make any and all payments due and payable to the Holder pursuant to the provisions of this Note upon the dates set forth therein, it being acknowledged that time is of the essence.

       8. COLLECTION AND ENFORCEMENT COSTS. Upon demand, the Maker shall reimburse the Holder for all costs and expenses, including, without limitation, attorneys' fees and expenses and court costs, paid or incurred by the Holder in connection with the collection of any sum due hereunder, or in connection with the enforcement of any of the Holder's rights or the Maker's obligations under this Note or any of the other Lease Documents. Any amount due and payable to the Holder pursuant to the provisions of this Paragraph 8 shall bear interest at the Overdue Rate.

       9. CONTINUING LIABILITY. The obligation of the Maker to pay the outstanding principal balance, interest and all other costs, charges and sums due hereunder or under any of the other Lease Documents shall continue in full force and effect and in no way shall be impaired, until the actual payment thereof to the Holder. Without limiting any of the provisions of the other Lease Documents, in the event of (i) a sale, conveyance, transfer or other disposition of the Maker's leasehold interest in the Leasehold Property, (ii) any further agreement given to secure the payment of this Note or (iii) any agreement or stipulation extending the time or modifying the terms of payment set forth herein; the Maker shall nevertheless remain obligated to pay the indebtedness evidenced by this Note, as extended or modified by any such agreement or stipulation, unless the Maker is released and discharged from such obligation by a written agreement executed by the Holder.

      10. JOINT AND SEVERAL LIABILITY. If more than one Person shall execute this Note, then each such Person shall be fully liable for all obligations of the Maker hereunder, and all

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such obligations shall be joint and several.

      11. WAIVERS. The Maker and each endorser, surety and guarantor hereof, jointly and severally, waive presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, suretyship defenses, notice of protest and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default (except notice of default as specifically elsewhere herein required), or enforcement of the payment of this Note, and agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Holder; and the Maker and all endorsers, sureties and guarantors hereof consent to any and all extensions of time, renewals, waivers or modifications that may be granted or consented to by the Holder with respect to the payment or performance of any obligations under this Note and to the release of the Collateral, or any part thereof, with or without substitution, and agree that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to them or affecting their liability hereunder.

      12. CONTRIBUTION. No Person obligated on account of this Note may seek contribution from any other Person also obligated unless and until all liabilities, obligations and indebtedness to the Holder of the Person from whom contribution is sought have been satisfied in full.

      13. INVALIDITY. If any provision of this Note or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Note, nor the application of such provision to any other Person or circumstance shall be affected thereby, but rather the same shall be enforced to the maximum extent permitted by law. Notwithstanding the foregoing, if such provision relates to the payment of a monetary sum, then the Holder may, at its option, declare the entire indebtedness evidenced hereby due and payable upon sixty (60) days' prior written notice to the Maker. Upon such acceleration, provided that a Lease Default has not occurred, the Maker shall not be required to pay a Prepayment Fee to the Holder.

         Notwithstanding the foregoing, it is the intention of the Maker and the Holder that if any provision of this Note is capable of two (2) constructions, one of which would render the provision void and the other of which would render the provision valid, then such provision shall be construed in accordance with the construction which renders such provision valid.

      14. USURY. In the event that fulfillment of any provision of this Note, at the time performance of such provision shall be due and as a result of any circumstance, shall involve transcending the limit of validity presently or hereinafter prescribed by any applicable usury statute or any other law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note that is in excess of the limit of such validity. In no event shall the Maker be bound to pay for the use, forbearance or detention of

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the money loaned pursuant hereto, interest of more than the maximum rate, if any, permitted by law to be charged by the Holder; the right to demand any such excess being hereby expressly waived by the Holder.

      15. GOVERNING LAW. THIS NOTE AND THE OBLIGATIONS OF THE MAKER HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED AND DETERMINED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).

      16. GENERAL PROVISIONS; RULES OF CONSTRUCTION. The provisions set forth in
(i) Articles 22 and 23 and Sections 2.2, 16.8 through 16.10, 24.2 through 24.5, Sections 24.7 through 24.10 and Section 24.12 of the Facility Lease and (ii)
Section 13 of the Pledge Agreement are hereby incorporated herein by reference, mutatis, mutandis and shall be applicable to this Note as if set forth in full herein.

         IN WITNESS WHEREOF, the Maker has caused this Promissory Note to be signed in its corporate name as an instrument under seal by its duly authorized officer as of the date and in the year first above written.


WITNESS:                                             MAKER:

                                                     BLACK BOX HOLDING COMPANY,
                                                     a Delaware corporation

/s/ Signature Illegible                     By: /s/ Signature Illegible
----------------------------------          ----------------------------------
Name:                                       Name:
                                            Title:

Schedule to Exhibit 10.48 filed pursuant to Instruction 2 to Item 601(a) of Regulation S-K



                                 Promissory Note

Project                                Amount          Date
-------                                ------          ----
Blytheville, AR                        $615,993      12/19/97

Maumelle, AR                           $616,343      12/19/97

Mountain Home, AR                      $580,002      12/19/97

Pocahontas, AR                         $507,513      12/19/97

Sherwood, AR                           $564,533      12/19/97

Altoona, PA                            $825,477      12/19/97

Reading, PA                            $817,060      12/19/97

Berwick, PA                            $362,225      1/7/98

Chippewa, PA                           $517,464      1/7/98

Lewistown, PA                          $362,225      1/7/98

Dillsburg, PA                          $517,564      12/31/97

Martinsburg, WV                        $517,464      12/31/97

Peckville, PA                          $155,239      12/31/97